Exhibit 4.13


                            STOCK PURCHASE AGREEMENT

Medix Resources, Inc.                                ______ __, 2003
420 Lexington Avenue, Suite 1830
New York, New York 10170
Attention: Mr. Darryl R. Cohen
               President & CEO

Ladies and Gentlemen:

         1. The undersigned (the "Purchaser") hereby agrees to purchase from the Company (as hereinafter defined) ______ Units, each unit (a "Unit") consisting of ten shares ("Shares") of the common stock, par value $.001 per share (the "Common Stock"), of Medix Resources, Inc. ("Medix" or the "Company") and five Warrants (a "Warrant"). Each Warrant will entitle the Purchaser to purchase one Share of the Common Stock at a purchase price of $0.30 per Share for a five-year period commencing on January 1, 2004 and ending on December 31, 2008. The purchase price per Unit shall be $2.00. Upon execution of this Stock Purchase Agreement by both parties, the Purchaser will transmit the aggregate purchase price of $ _________ to the Company and, upon confirmation that such funds have cleared, the Company will deliver to Purchaser a stock certificate evidencing the Shares and a certificate (the "Warrant Certificate") evidencing the Warrants in the form attached hereto as Exhibit A. If the closing or last price of the Common Stock as reported on the American Stock Exchange or other recognized exchange or quotation system is $4.00 or above for ten consecutive trading days after January 1, 2004, the Company, at its option, may, upon thirty (30) days prior notice to the Holder, re-purchase the Warrants from the Holder, at a re-purchase price of $.01 per Warrant, if they are not exercised within such 30-day period or prior to the end of the five-year exercise period of the Warrants, whichever is shorter. The Warrants provide for their mandatory exercise or cancellation in the event that the Company enters into certain business combinations.

         2. The Purchaser understands and acknowledges that the offering of the Units is being conducted as a private placement of such securities pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), by the U.S. Securities and Exchange Commission ("SEC"), based in part upon the representations of Purchaser herein, and the Purchaser confirms to the Company that the Purchaser is an "accredited investor," as set forth in the Purchaser Questionnaire for Investors provided to the Company.

         3. The Purchaser represents and warrants that (i) the Purchaser's address for shareholder communication purposes and for compliance with state securities laws is: ________________ _____________________, and (ii) the
Purchaser has all the power and authority necessary to enter into this Stock Purchase Agreement and to perform its obligations hereunder, none of which conflict with any rule, regulation, judgment, or agreement applicable to the Purchaser.

         4.  Medix  and  Cymedix  Lynx   Corporation   ("Cymedix")  are  each  a
corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Each

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has all requisite  material corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted. Medix has all requisite material corporate power to execute and deliver this Agreement, to issue and sell the Shares and Warrants and to carry out the provisions of this Agreement. Medix and Cymedix are duly qualified and authorized to do business, and are each in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) make such qualification necessary, except for those jurisdictions in which failure to do would not have a material adverse effect on either of them or its business. All of the issued and outstanding shares of common stock of Cymedix have been issued to Medix.

         5. The authorized capital stock of Medix on the date hereof is 400,000,000 shares of Common Stock and 2,500,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"). As of April 11, 2003, Medix had outstanding 81,017,065 shares of Common Stock, 1 share of 1996 Convertible Preferred Stock and 75 shares of 1999 Series C Convertible Preferred Stock. As of that date, approximately 37,320,395 shares were issuable upon the exercise of outstanding options, warrants or other rights, and the conversion of Preferred Stock and convertible debt. Substantially all of these shares and the shares obligated to be issued in the future are freely trading or subject to registration rights agreements.

         6. All material corporate action on the part of Medix and its officers, directors and stockholders, necessary for the authorization or this Agreement, the performance of all obligations of Medix hereunder and the authorization, sale, issuance and delivery of the Shares and Warrants pursuant hereto has been taken. This Agreement when executed and delivered by both parties, will be a valid and binding obligation of Medix, enforceable in accordance with its material terms, except (a) as limited by applicable bankruptcy, insolvency. reorganization, moratorium or other laws of general application affecting enforcement of creditors rights generally, and (b) general principles of equity that restrict the availability of equitable remedies.

         7. To the best of their knowledge, Medix and Cymedix own or possess sufficient legal rights to any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for their business as now conducted. without any known infringement of the rights of others. Except as set forth in the documents filed with the SEC referred to Section 11 below, there are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor are Medix or Cymedix bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity, other than such licenses or agreements arising from the ordinary course of the business of Medix and Cymedix. Except as set forth in the documents referred to above, Medix or Cymedix has not received any communications alleging that either has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is either aware of any basis therefore.

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         8. Neither Medix nor Cymedix is in material violation or default of any material term of its articles of incorporation or bylaws or of any provision of any material mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any material judgment, decree, order, or writ. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the Shares and Warrants pursuant to the terms hereof will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term or result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of either or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to either, its business or operations or any or its assets or properties.

         9. There is no material action, suit, proceeding or investigation pending or, to the knowledge of Medix or Cymedix, threatened that questions the validity of this Agreement, or the right of Medix to enter into this Agreement, or to consummate the transactions contemplated hereby, or which is reasonably expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition or affairs of either, financially or otherwise, or any change in the current equity ownership of either, nor is the Company aware that there is any basis for any or the foregoing, except as disclosed in the documents filed with the SEC referred to in Section 11 below. The Company is not a party or subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         10. Medix shall file a Registration Statement, on Form S-2 or Form S-3, covering the Shares included in the Units purchased by Purchaser and the shares of Common Stock issuable upon exercise of the Warrants included in the Units purchased by Purchaser (the "Warrant Shares") on or before September 30, 2003, and shall use its reasonable commercial efforts to have such Registration Statement declared effective as soon as practicable thereafter. The Purchaser agrees to provide to Medix, on a timely basis, any and all information reasonably requested by Medix in order for Medix to effect such registration. The Purchaser also agrees to provide any and all information reasonably requested by Medix in order for Medix to comply with applicable requirements of the American Stock Exchange.

         11. Purchaser represents and warrants that it is purchasing the Units Shares (including the Shares, any Warrant Shares and the Warrants) solely for investment purposes and for its own account only, and not with a view to or for the resale or distribution thereof, other than in a public offering registered with the SEC and registered or qualified with applicable state securities law agencies or in a transaction exempt from such registration requirements. Purchaser acknowledges that it has been informed that an investment in the Shares and Warrants involves a high degree of risk and that it has carefully reviewed the information under the heading "Risk Factors" in the Annual Report on Form 10-K of Medix for the fiscal year ended December 31, 2002 (the "10-K") filed with the SEC. Purchaser acknowledges that Purchaser has had the opportunity to carefully review the 10-K and all Quarterly Reports on Form 10-Q, if any, filed and Current Reports on Form 8-K filed by Medix with the SEC since January 1, 2003, as reflected on EDGAR.

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         12.  Purchaser  understands  that it is purchasing the Units (including
the  Shares,   any  Warrant  Shares  and  the  Warrants)  in  a  transaction  or transactions that will be exempt from registration under the Act and applicable state securities laws, and that Purchaser may not sell, transfer, pledge, or otherwise dispose of the Units (including the Shares, any Warrant Shares or the Warrants), unless such sale is duly registered pursuant to the Act and is duly registered or qualified under any applicable state securities laws, or Purchaser shall have delivered to Medix an opinion of counsel reasonably satisfactory to counsel to Medix, to the effect that such sale, transfer, pledge or other disposition is exempt from registration under the Act, and from registration or
qualification   under   applicable   state  securities  laws.  The  certificates
evidencing the Units (including the Shares, any Warrant Shares and the Warrants) will have a legend affixed to reflect these restrictions, and stop transfer instructions will apply.

         13. Purchaser further represents and warrants that it is able to bear the economic risks of this investment and understands that Purchaser could lose its entire investment in the Units, and that it has carefully reviewed the material provided by Medix, including the material set forth in Section 11 above, together with the information provided to the Purchaser in the discussions described below in making its decision to invest. Further, Purchaser understands and acknowledges that there is no minimum offering amount that the Company needs to receive before any investment is accepted. Purchaser's subscription amount will not be kept in escrow, but will be accepted into the Company's general operating accounts as soon as the subscription amount is provided to the Company. Purchaser could be the only investor making an investment in this offering.

         14. Purchaser acknowledges that Purchaser has been given the opportunity to meet with senior officers and other representatives of Medix and Cymedix and to ask questions of them and to receive answers thereto concerning the terms and conditions of the investment, and to obtain information which Medix possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information set forth in the documents described in Section 11 above. They have discussed current developments in the business operations of Medix and Cymedix with the Purchaser, and in particular have informed the Purchaser of the status of current contractual relationships of Medix and Cymedix, the acute need of Medix for operating funds, and that Medix's recent audited financial statements have been subject to a "going concern" exception in the report of Medix's independent public accountants delivered in connection therewith.

         15. Purchaser is aware of its filing obligations under Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended, if it acquires beneficial ownership of more than 5% under the first section cited and 10% under the second section cited, of the outstanding Medix Common Stock, and Purchaser will comply with such obligations if applicable to its ownership of securities of Medix.

         16. This Stock Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding applicable principles of conflict of laws. The

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rights and  obligations of Purchaser  under this Stock Purchase  Agreement shall not be assignable or transferable by the Purchaser without the written consent of Medix. If any provision of this Purchase Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Stock Purchase Agreement or the application of such provision to other persons or circumstances shall not be affected thereby. Furthermore, the parties shall negotiate in good faith with respect to an equitable modification of the provision or application thereof held to be invalid. This Stock Purchase Agreement may be executed in one or more counterparts, and by telecopied facsimile of the signature on behalf of a party hereto, all of which shall constitute one and the same instrument. This Stock Purchase Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or understanding with respect thereto and this Stock Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors and administrators, legal representatives, successors and permitted assigns. This Stock Purchase Agreement may not be changed or terminated except by written agreement signed by both parties. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement, intending to be bound as provided herein, as of the date first above written.

          PURCHASER:                       Accepted and Agreed to:
                                           MEDIX RESOURCES, INC.

          By:____________________          By:__________________________________
          Print Name:                         Darryl R. Cohen, President and CEO
          Title, if applicable:
          Corporate, LLC, Partnership or
          Trust name, if applicable:       ___________________________________




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                     EXHIBIT A - FORM OF WARRANT CERTIFICATE

                    THIS WARRANT HAS NOT BEEN  REGISTERED  UNDER
                    THE  SECURITIES ACT OF 1933, AS AMENDED (THE
                    "ACT") OR ANY OTHER  SECURITIES LAWS AND MAY
                    NOT BE  OFFERED  FOR SALE,  SOLD,  DELIVERED
                    AFTER   SALE,   TRANSFERRED,    PLEDGED   OR
                    HYPOTHECATED   IN  THE  ABSENCE  OF  (1)  AN
                    EFFECTIVE  REGISTRATION  STATEMENT  COVERING
                    THIS  WARRANT  UNDER  THE ACT AND ANY  OTHER
                    APPLICABLE   SECURITIES   LAWS,  OR  (2)  AN
                    OPINION OF COUNSEL  REASONABLY  SATISFACTORY
                    TO THE COMPANY THAT SUCH REGISTRATION IS NOT
                    REQUIRED.

                              MEDIX RESOURCES, INC.

                        WARRANT TO PURCHASE COMMON STOCK

[ISSUE DATE]                                                     Warrant No. ___


         For value received, MEDIX RESOURCES, INC., a Colorado corporation (the "Company"), hereby certifies that [_____________________] or its registered transferees, successors or assigns (each person or entity holding of record all or part of this Warrant being referred to as a "Holder"), is the registered holder of warrants (the "Warrants") to subscribe for and purchase [__________________] ([######]) shares (as adjusted pursuant to Section 3 hereof, the "Warrant Shares") of the fully paid and nonassessable common stock, par value $.001 per share, of the Company (the "Common Stock"), at a purchase price per share initially equal to thirty cents ($0.30) (the "Warrant Price") at any time on or after January 1, 2004 (the "Commencement Date") and prior to 5:00 P.M., Eastern Time, on December 31, 2008 (the "Expiration Date"), subject to the provisions and upon the terms and conditions hereinafter set forth. Notwithstanding the foregoing, if the closing or last price of the Common Stock as reported on the American Stock Exchange or other recognized exchange or quotation system is $4.00 or above for ten consecutive trading days after the Commencement Date, the Company, at its option, may upon thirty (30) days prior notice to the Holder, re-purchase the Warrants from the Holder, at a re-purchase price of $.01 per Warrant, if they are not exercised within such 30-day period or prior to the end of the five-year exercise period of the Warrants, whichever is shorter. As used in this Warrant, the term "Business Day" means any day other than a Saturday or Sunday on which commercial banks located in New York, New York are open for the general transaction of business.

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         Section 1. EXERCISE.

         (a) Method of Exercise; Payment; Issuance of New Warrant.

                  (i) Subject to the provisions hereof, the Holder may exercise this Warrant, in whole or in part and from time to time, by the surrender of this Warrant (with the Notice of Exercise attached hereto as APPENDIX A duly executed) at the principal office of the Company, or such other office or agency of the Company as it may reasonably designate by written notice to the Holder, during normal business hours on any Business Day, and the payment by the Holder by cash, certified check payable to the Company or wire transfer of immediately available funds to an account designated to the exercising Holder by the Company of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased. On the date on which the Holder shall have satisfied in full the Holder's obligations set forth herein regarding an exercise of this Warrant (provided such date is prior to the Expiration Date), the Holder (or such other person or persons as directed by the Holder) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such date.

                  (ii) In the event of any exercise of the rights represented by this Warrant, certificates for the whole number of shares of Common Stock so purchased shall be delivered to the Holder (or such other person or persons as directed by the Holder) as promptly as is reasonably practicable after such exercise at the Company's expense, and, unless this Warrant has been fully exercised, a new Warrant representing the whole number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as reasonably practicable thereafter.

                  Section  2.  RESERVATION  OF SHARES;  STOCK  FULLY  PAID.  The
         Company shall keep reserved a sufficient number of shares of the authorized and unissued shares of Common Stock, to provide for the exercise of the rights of purchase represented by this Warrant in compliance with its terms. All Warrant Shares issued upon exercise of this Warrant shall be, at the time of delivery of the certificates for such Warrant Shares upon payment in full of the Exercise Price therefor in accordance with the terms of this Warrant, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

                  Section 3. ADJUSTMENTS AND DISTRIBUTIONS. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a) If the Company shall at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common

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Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares, then the number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective shall be proportionally adjusted by the Company so that the Holder thereafter exercising this Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Holder would have received if this Warrant had been exercised immediately prior to such event (taking into account such event) upon payment of a Warrant Price that has been proportionally adjusted to reflect such event. Such adjustments shall be made successively whenever any event listed above shall occur.

         (b) If any recapitalization, reclassification or reorganization of the capital stock of the Company (other than a change in par value or a subdivision or combination as provided for in Section 3(a) above) shall be effected in such a manner (including, without limitation, in connection with a consolidation or merger in which the Company is the continuing corporation), that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (a "Reorganization"), then, as a condition of such Reorganization, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Reorganization, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of Warrant Shares) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The provisions of this
Section 3(b) shall similarly apply to successive Reorganizations.

         (c) An adjustment pursuant to this Section 3 shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

         (d) In the event that, as a result of an adjustment made pursuant to this Section 3, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

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

                  Section 4. MANDATORY EXERCISE. So long as this Warrant shall be outstanding, if the Company proposes to enter into a Mandatory Exercise Transaction (as hereinafter defined), then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten (10) days prior to the date such proposed Mandatory Exercise Transaction is to be effectuated, a notice containing (i) a brief description of the proposed Mandatory Exercise Transaction; and
         (ii) the date upon which such proposed Mandatory Exercise Transaction is to take place. The failure to give such notice, however, shall not affect the validity of any proposed Mandatory Exercise Transaction for which the notice was required to be given but shall relieve the Holder of its obligation to exercise the Warrant pursuant to this provision. During the period beginning on the date of Holder's receipt of such notice and ending on the date which is two (2) days prior to the date upon which such proposed Mandatory Exercise Transaction is to take place, as set forth in the notice (the "Mandatory Exercise Period"), Holder must exercise its right, in accordance with all applicable conditions of exercise set forth in this Warrant, to purchase Warrant Shares which Holder is entitled to purchase hereunder, and if Holder fails to so exercise such right within the Mandatory Exercise Period (unless the Company has failed to give the notice required hereunder), all Warrant Shares for which Holder has not exercised its right to receive hereunder shall expire. For purposes hereof, a "Mandatory Exercise Transaction" shall mean any of the following:

         (a) any merger or consolidation of the Company with or into any corporation or other entity that is not a wholly-owned subsidiary of the Company, other than a merger in which the Company or a wholly-owned subsidiary of the Company is the surviving entity; or

         (b) any sale or disposition of all or substantially all of the assets of the Company to a person or entity other than a wholly-owned subsidiary of the Company.

                  Section 5. TRANSFER TAXES. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid.

                  Section 6. MUTILATED OR MISSING WARRANTS. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and

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


         for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

                  Section 7. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued in connection with any exercise hereunder, and in lieu of any such fractional shares the Company shall make a cash payment therefor to the Holder (or such other person or persons as directed by the Holder) based on the fair market value of a share of Common Stock on the date of exercise of this Warrant.

                  Section 8.  COMPLIANCE  WITH  SECURITIES ACT AND LEGENDS.  The
         Holder, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, as amended (the "ACT"), or any state's securities laws. Upon exercise of this Warrant, the Holder shall confirm in writing, by executing the form attached as SCHEDULE 1 to EXHIBIT A hereto, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale. All Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend as follows:

                      THE    SECURITIES    REPRESENTED   BY   THIS
                      CERTIFICATE  HAVE NOT BEEN REGISTERED  UNDER
                      THE  SECURITIES ACT OF 1933, AS AMENDED (THE
                      "ACT") OR ANY OTHER  SECURITIES LAWS AND MAY
                      NOT BE  OFFERED  FOR SALE,  SOLD,  DELIVERED
                      AFTER   SALE,   TRANSFERRED,    PLEDGED   OR
                      HYPOTHECATED   IN  THE  ABSENCE  OF  (1)  AN
                      EFFECTIVE  REGISTRATION  STATEMENT  COVERING
                      THESE SECURITIES UNDER THE ACT AND ANY OTHER
                      APPLICABLE   SECURITIES   LAWS,  OR  (2)  AN
                      OPINION OF COUNSEL  REASONABLY  SATISFACTORY
                      TO THE COMPANY THAT SUCH REGISTRATION IS NOT
                      REQUIRED.

                  Section  9.  RIGHTS AS  STOCKHOLDERS;  INFORMATION.  Except as
         expressly provided in this Warrant, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

                  Section 10. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the then current Holder, and such change, waiver, discharge or termination shall be binding on all future Holders.

                  Section 11. NOTICES. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (a) on the date personally delivered to the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile transmission to a number provided to a party specifically for such purposes and the sending party receives confirmation of the completion of such transmission, (c) on the Business Day after delivery to Federal Express or similar overnight courier which utilizes a written form of receipt, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this
         Section 11 by giving the other party written notice of the new address in the manner set forth herein.

                  Section 12. DESCRIPTIVE HEADINGS. The descriptive headings contained in this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

                  Section 13. GOVERNING LAW. The validity, interpretation and performance of this Warrant shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, regardless of the law that might be applied under principles of conflicts of law. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York City and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 14. ASSIGNMENT. A Holder may transfer its rights hereunder, in whole or in part, to any other person provided that written notice is given to the Company of any such transfer and such transfer is in accordance with applicable law. Upon receipt by the Company of notice by a Holder of a transfer of any portion of this Warrant, the Company shall promptly deliver to each transferee a Warrant in the form hereof exercisable for the number of Warrant Shares the right of which to purchase has been transferred. In addition to, and not in limitation of, the foregoing, but subject to applicable law, a Holder that is a corporation, a partnership or a limited liability company, may distribute any portion of a warrant to its respective shareholders, partners or members.

                  Section 15. ACCEPTANCE. Receipt of this Warrant by the Holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

                                           MEDIX RESOURCES, INC.

                                           By:
                                              ----------------------------------

                                           Name:
                                                --------------------------------

                                           Title:
                                                 -------------------------------
Dated:
        -------------------

                                           Address:  420 Lexington Avenue
                                                     Suite 1830
                                                     New York, New York
                                                     10170

                                   APPENDIX A
                                   ----------

                               NOTICE OF EXERCISE

To:      MEDIX RESOURCES, INC.

1. The undersigned hereby irrevocably elects to purchase [_____] shares of Common Stock of Medix Resources, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, by cash, certified check or wire transfer.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:



------------------------------
           (Name)

------------------------------
          (Address)

                               (Signature)
------------------------------

                  (Date)
------------------

3. Please issue a new Warrant of equivalent form and tenor for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


------------------------------------------------

Date:
     -------------------------------------------

(Warrantholder)
               ---------------------------------

Name: (Print)
             -----------------------------------

By:
   ---------------------------------------------

                                   SCHEDULE 1
                                   ----------

                       INVESTMENT REPRESENTATION STATEMENT

Purchaser:  _______________________________
Company:    Medix Resources, Inc.
Security:   Common Stock
Amount:     _______________________________
Date:       _______________________________

In  connection   with  the  purchase  of  the   above-listed   securities   (the
"Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

(a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. The Purchaser is purchasing the Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Act").

(b) The Purchaser understands that the Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Securities will be imprinted with the legend referred to in the Warrant under which the Securities are being purchased.

(d) The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

(e) The Purchaser further understands that at the time it wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Securities under Rule 144 and 144A even if the one-year minimum holding period had been satisfied.

(f) The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden or proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Purchaser:___________________]

                             PURCHASER QUESTIONNAIRE
                                FOR INVESTORS IN
                              MEDIX RESOURCES, INC.

1. Full name and mailing address of potential Purchaser:

Tel. no.: ____________________
State of address given above will be the state of domicile for state blue sky law purposes.

2. The potential Purchaser is an Accredited Investor for securities law purposes as that term is defined in Rule 501 issued by the Securities and Exchange Commission. Attached hereto as Exhibit A is a list of the categories that qualify a potential investor as an Accredited Investor. Which items apply to Purchaser? __________

The above is acknowledged as accurate and correct by the Purchaser.

By: ________________________
    Print  Name:
    Position:

Date Executed: __________

                                                                       EXHIBIT A

                         ACCREDITED INVESTOR DEFINITION

"ACCREDITED INVESTOR" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:


         (1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

         (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

         (3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

         (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

         (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

         (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); and

         (8) Any entity in which all of the equity owners are accredited investors.